UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2016

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 27, 2016, DHI Group, Inc. (the “Company”) reported its results of operations for the fiscal quarter ended March 31, 2016. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information in this Form 8-K, including the accompanying exhibit, is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
ITEM 7.01.      REGULATION FD DISCLOSURE.
On April 27, 2016, the Company announced that operating segments have been recast to reflect changes in the Company’s organizational structure. The Company has organized leadership responsibilities to leverage operating capabilities more effectively across four of its brands which serve specific industries, and to optimize these brands for future growth by streamlining operations and development. This entailed combining four of its global brands (eFinancialCareers, Rigzone, Hcareers and BioSpace) to have one management structure under a combined group called Global Industry Group (“GIG”). As a result, the Company is now reporting three segments: (i) Tech & Clearance, which includes Dice, Dice Europe, ClearanceJobs and IT Media, (ii) GIG, and (iii) Healthcare, which includes Health eCareers. A financial supplement, including a recast of comparative periods to reflect these changes in reporting segments, is attached to this Report as Exhibit 99.2.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.
EXHIBIT NO.     DESCRIPTION
99.1                Press Release, dated April 27, 2016
99.2                Financial Supplement, Recast of Comparative Periods

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	April 27, 2016	By: /S/ JOHN J. ROBERTS
Name: John J. Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

99.1     Press Release, dated April 27, 2016
99.2    Financial Supplement, Recast of Comparative Periods